Execution Version

October 7, 2016

Linn Energy, LLC

JPMorgan Chase Tower

600 Travis St #5100

Houston, TX 77002

Backstop Commitment Letter

Ladies and Gentlemen:

Linn Energy, LLC (the “Company”), and its direct and indirect subsidiaries other than Berry Petroleum Company, LLC (“Berry”) and Linn Acquisition Company, LLC (“LAC”) (Linn Energy, LLC, together with its direct and indirect subsidiaries other than Berry and LAC and each of their respective subsidiaries, each a “Debtor” and, collectively, the “Debtors”) filed on May 11, 2016 voluntary cases under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as now in effect or hereinafter amended, and the rules and regulations promulgated hereunder, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (together with any court with jurisdiction over such cases, the “Bankruptcy Court”), which cases are being jointly administered under the case number 16-60040 (DRJ) (the “Chapter 11 Cases”). Each of the Debtors has continued to operate its business as a debtor and debtor in possession during its Chapter 11 Case. The Debtors have requested that certain holders of unsecured notes of the Debtors that are signatories hereto as of the date hereof (the “Initial Unsecured Commitment Parties”) and that certain holders of second lien notes of the Debtors that are signatories hereto as of the date hereof (the “Initial Secured Commitment Parties” and, together with the Initial Unsecured Commitment Parties, the “Initial Commitment Parties”) “backstop” equity rights offerings to be consummated through a joint chapter 11 plan of reorganization for the Debtors upon the terms and conditions set forth on Exhibit A hereto (such Exhibit, hereinafter referred to as the “Term Sheet”). Each Initial Unsecured Commitment Party and each entity that, after the date hereof and in accordance with this Commitment Letter, becomes a Joining Unsecured Commitment Party (as defined below) pursuant to Section 6 hereof or as to which a Unsecured Backstop Commitment (as defined below) is transferred pursuant to the second paragraph of Section 7 hereof, is referred to herein, individually, as an “Unsecured Commitment Party” and, collectively, as the “Unsecured Commitment Parties.” Each Initial Secured Commitment Party and each entity that, after the date hereof and in accordance with this Commitment Letter, becomes a Joining Secured Commitment Party (as defined below) pursuant to Section 6 hereof or as to which a Secured Backstop Commitment (as defined below) is transferred pursuant to the second paragraph of Section 7 hereof, is referred to herein, individually, as a “Secured Commitment Party” and, collectively, as the “Secured Commitment Parties.” The Secured Commitment Parties, together with the Unsecured Commitment Parties, are referred to herein as the “Commitment Parties”. Capitalized terms used in this Commitment Letter (this “Commitment Letter”) that are not otherwise defined shall have the meanings ascribed to such terms in the Term Sheet. The term “Business Day” as used herein shall mean any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

The Term Sheet provides, among other things:

(a) that each holder of Allowed LINN Unsecured Notes Claims, as of the record date set therefor, shall be granted rights (the “Unsecured Subscription Rights”) entitling such holder to subscribe for up to its pro rata share of a number of common shares of a newly-formed Delaware corporation or other entity, in each case, as provided for in the Term Sheet (the “Shares”) in a rights offering (the “Unsecured Rights Offering”, and such Shares offered thereunder, the “Unsecured Rights Offering Shares”), which Unsecured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $319,004,408 calculated by multiplying the number of Shares offered in the Unsecured Rights Offering by a price per Share reflective of the Plan Value less a 20% discount thereto (the “Purchase Price”). All holders of Allowed LINN Unsecured Notes Claims shall have the right, but not the obligation, to participate in the Unsecured Rights Offering as provided in the Term Sheet; and

(b) that each holder of Allowed LINN Second Lien Notes Claims, as of the record date set therefor, shall be granted rights (the “Secured Subscription Rights” and, together with the Unsecured Subscription Rights, the “Subscription Rights”) entitling such holder to subscribe for up to its pro rata share of a number of Shares in a rights offering (the “Secured Rights Offering” and, together with the Unsecured Rights Offering, the “Rights Offerings”, and such Shares offered under the Secured Rights Offering, the “Secured Rights Offering Shares” and, together with the Unsecured Rights Offering Shares, the “Rights Offering Shares”) which Secured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $210,995,592 calculated by multiplying the number of Shares offered in the Secured Rights Offering by the Purchase Price. All holders of Allowed LINN Second Lien Notes Claims shall have the right, but not the obligation, to participate in the Secured Rights Offering as provided in the Term Sheet.

1. Backstop Commitment.

(a) Each Unsecured Commitment Party (i) shall fully exercise all Unsecured Subscription Rights that are issued to it pursuant to the Unsecured Rights Offering and duly purchase all Unsecured Rights Offering Shares issuable to it pursuant to such exercise at the Purchase Price (each an “Unsecured Subscription Rights Commitment” and, collectively, the “Unsecured Subscription Rights Commitments”) and (ii) agrees to purchase (on a several and not joint basis) the Unsecured Rights Offering Shares (based on a price per Share equal to Plan Value less a 25% discount thereto (the “Discounted Backstop Price”)) that are not purchased as part of the Unsecured Rights Offering by holders of Allowed LINN Unsecured Notes Claims that are not Unsecured Commitment Parties (together with any additional Shares, at the Discounted Backstop Price, issued on account of such unpurchased Unsecured Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold), in accordance with the percentage set forth on Schedule IA hereto opposite the name of such Unsecured Commitment Party, as the percentage on such Schedule IA may be adjusted from time to time in accordance with Section 6 and Section 7 hereof (as to each Unsecured

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Commitment Party, its “Unsecured Backstop Commitment Percentage”), on the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet (each an “Unsecured Backstop Commitment” and, collectively, the “Unsecured Backstop Commitments”). The Unsecured Subscription Rights Commitment together with the Unsecured Backstop Commitment of an Unsecured Commitment Party are referred to herein as the “Unsecured Commitment” of such Unsecured Commitment Party, and, collectively with the Unsecured Commitment of each other Unsecured Commitment Party, the “Unsecured Commitments”.

(b) Each Secured Commitment Party (i) shall fully exercise all Secured Subscription Rights that are issued to it pursuant to the Secured Rights Offering and duly purchase all Secured Rights Offering Shares issuable to it pursuant to such exercise at the Purchase Price (each a “Secured Subscription Rights Commitment” and, collectively, the “Secured Subscription Rights Commitments”) and (ii) agrees to purchase (on a several and not joint basis) the Secured Rights Offering Shares (based on the Discounted Backstop Price) that are not purchased as part of the Secured Rights Offering by holders of Allowed LINN Second Lien Notes Claims that are not Secured Commitment Parties (together with any additional Shares, at the Discounted Backstop Price, issued on account of such unpurchased Secured Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold), in accordance with the percentage set forth on Schedule IB hereto opposite the name of such Secured Commitment Party, as the percentage on such Schedule IB may be adjusted from time to time in accordance with Section 6 and Section 7 hereof (as to each Secured Commitment Party, its “Secured Backstop Commitment Percentage”), on the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet (each a “Secured Backstop Commitment” and, collectively, the “Secured Backstop Commitments”). The Secured Subscription Rights Commitment together with the Secured Backstop Commitment of a Secured Commitment Party are referred to herein as the “Secured Commitment” of such Secured Commitment Party, and, collectively with the Secured Commitment of each other Secured Commitment Party, the “Secured Commitments”. The Secured Backstop Commitments, together with the Unsecured Backstop Commitments are referred to herein as the “Backstop Commitments”. The Secured Commitments, together with the Unsecured Commitments, are referred to herein as the “Commitments”.

(c) The Commitment Parties and, by countersigning this Commitment Letter, the Debtors, hereby agree to cooperate, negotiate in good faith and seek to execute promptly following the date hereof a long-form “backstop commitment agreement” (including any exhibits and schedules thereto, hereinafter collectively referred to as the “Backstop Commitment Agreement”) on terms consistent with the Term Sheet, containing such other terms as are customary for transactions of this type and mutually acceptable and otherwise in form and substance acceptable to the Requisite Commitment Parties and the Debtors, provided, that the parties hereto acknowledge that the only conditions precedents or termination provisions to be included in the Backstop Commitment Agreement shall be as reflected in the Term Sheet. Upon its execution and approval by an order entered by the Bankruptcy Court, the Backstop Commitment Agreement shall supersede this Commitment Letter.

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2. Certain Conditions.

The obligations of the Debtors to issue the Rights Offering Shares (together with any additional Shares issued on account of any unpurchased Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold) and the Commitment Parties to purchase their Commitments hereunder shall be subject to the execution and delivery by the Commitment Parties and the Debtors of the Backstop Commitment Agreement, which shall be on terms consistent with the Term Sheet, containing such other terms as are customary for transactions of this type and mutually acceptable, and otherwise in form and substance acceptable to the Requisite Commitment Parties and the Debtors, provided, that the parties hereto acknowledge that the only conditions precedents or termination provisions to be included in the Backstop Commitment Agreement shall be as reflected in the Term Sheet.

3. Termination.

This Commitment Letter shall terminate (i) automatically, without further action or notice by any person, upon the execution and delivery of the Backstop Commitment Agreement by the Company and each Initial Commitment Party and each other additional Commitment Party, if any, that joins this Commitment Letter pursuant to Section 6 or Section 7 hereof, (ii) upon written notice by the Company or the Requisite Commitment Parties if the Backstop Commitment Agreement is not executed and delivered by the Company and each Initial Commitment Party and each other additional Commitment Party, if any, that joins this Commitment Letter pursuant to Section 6 or Section 7 hereof within ten (10) Business Days following the date hereof, provided that such date may be extended by an additional ten (10) Business Days with the prior written consent of the Requisite Commitment Parties and the Company (such date, as may be extended as provided in this clause (ii), the “Outside Date”), (iii) upon written notice by the Company if the board of directors of the Company determines that continued performance under this Commitment Letter (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law (as reasonably determined by the board of directors of the Company in good faith after consultation with outside legal counsel and based on the advice of such counsel), (iv) if the Restructuring Support Agreement, dated the date hereof, among the Debtors, the Commitment Parties and the other parties hereto, is (A) terminated by the Debtors with respect to all other parties thereto, then upon written notice by the Company with respect thereto or hereto or (B) terminated by the Required Consenting LINN Noteholders (as defined therein) in accordance with the terms thereof, then upon written notice by the Requisite Commitment Parties or (v) upon written notice by the Company, on the one hand, or the Requisite Commitment Parties, on the other hand, as applicable, of such termination if the other parties have materially breached their representations, warranties or covenants contained herein and such breach is not otherwise cured by the breaching party within (five) 5 Business Days of receipt of written notice of such breach from the non-breaching party. Additionally, this Commitment Letter may be terminated and the transactions contemplated hereby may be abandoned at any time by mutual written consent of the Company and the Requisite Commitment Parties. Upon any termination pursuant to the terms herein, this Commitment Letter shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Commitment Parties; provided that the Debtors’ reimbursement obligations pursuant to Section 4 of this Commitment Letter (subject to the terms and conditions specified under “Expense Reimbursement” in the Term Sheet), the Backstop Commitment Premium and indemnification obligations pursuant to Section 5 of this Commitment Letter shall survive the termination of this Commitment Letter indefinitely and shall remain in full force and effect, in each case so long as the BCA Approval Order has been entered by the Bankruptcy Court prior to the date of termination.

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4. Fees.

The Debtors shall reimburse the fees and expenses of the Commitment Parties set forth under “Expense Reimbursement” in the Term Sheet, in accordance with the terms and conditions specified in the Term Sheet, so long as the BCA Approval Order has been entered by the Bankruptcy Court prior to the date of termination. If this Commitment Letter is terminated and the BCA Approval Order shall not have been entered prior to the date of such termination, nothing contained herein shall limit or restrict (i) the Commitment Parties from seeking allowance and payment of such fees and expenses of the Commitment Parties as administrative expenses of the Debtors’ estates under the Bankruptcy Code, including under Sections 503(b) and 507 thereof or (ii) the Debtors’ right to object thereto.

5. Indemnification.

(a) If following the date hereof any action, suit or proceeding (related to or arising from this Commitment Letter or the transactions contemplated hereby or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing) shall be commenced against, or any claim or demand (related to or arising from this Commitment Letter or the transactions contemplated hereby) shall be asserted against any of the Commitment Parties by a third-party, then the Debtors together with their successors, on a joint and several basis, (each, an “Indemnifying Party”) shall indemnify, defend and hold harmless each Commitment Party and each of such Commitment Party’s affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives and any affiliate of the foregoing, and each of its respective successors and permitted assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, all losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses arising or resulting from or in connection with any such action, suit or proceeding by a third-party (collectively, “Indemnified Liabilities”); provided, however that Indemnified Liabilities shall exclude any portion of such losses, damages, liabilities, costs or expenses found by a final, non-appealable judgment of a court of competent jurisdiction to arise from an Indemnified Party’s gross negligence, willful misconduct or fraud.

(b) Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Commitment Letter and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party; provided, however, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such claim within 20 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel selected by such

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Indemnifying Party and reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation, (ii) enter into any settlement that attributes, by its terms, liability to the Indemnified Party, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (y) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (z) above, the Indemnified Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion, exercise in good faith and upon advice of counsel its rights to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however that at least 10 days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees (at no expense to the Indemnified Party) to cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

6. Joinders.

Commencing on the date hereof, and continuing until the fifth Business Day thereafter, any entity that is (a) a member of the Ad Hoc Group of Unsecured Noteholders may, subject to the consent of the Initial Unsecured Commitment Parties holding at least 66 2/3% of the Unsecured Commitments or (b) a member of the Ad Hoc Group of Second Lien Noteholders may, subject to the consent of the Initial Secured Commitment Parties holding at least 66 2/3% of the Secured Commitments, pursuant to a joinder agreement substantially in the form attached hereto as Annex A (a “Joinder Agreement”), agree to join in and become bound by this Commitment Letter as a Commitment Party having an Unsecured Backstop Commitment Percentage and/or Secured Backstop Commitment Percentage, as applicable, at such Joining Commitment Party’s (as defined below) option, not to exceed its applicable Maximum Backstop Commitment Percentage (as defined below), and upon delivery by such entity and the Company of a duly executed Joinder Agreement, such entity shall be fully bound as an Unsecured Commitment Party (a “Joining Unsecured Commitment Party”) and/or as a Secured Commitment Party (a “Joining Secured Commitment Party” and, all such Joining Unsecured Commitment Parties and Joining Secured Commitment Parties being collectively referred to herein as “Joining Commitment Parties”) hereunder for all purposes of this Commitment Letter,

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provided, that (i) the Joining Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, and shall have provided the Debtors evidence of the foregoing to the Debtors’ reasonable satisfaction, (ii) the Joining Commitment Party shall have provided to the Debtors proof of its holdings of Allowed LINN Second Lien Notes Claims and/or Allowed LINN Unsecured Notes Claims that is reasonably satisfactory to the Debtors, (iii) the Joining Commitment Party shall have delivered to the Debtors a duly executed joinder to the Restructuring Support Agreement, and (iv) the Joining Commitment Party shall have deposited with an agent of the Debtors or into an escrow account under arrangements satisfactory to the Debtors funds sufficient, in the reasonable determination of the Debtors, to satisfy such Joining Commitment Party’s Commitment, unless the Debtors shall have determined, in their reasonable discretion, that the Joining Commitment Party is capable of fulfilling such obligations. Upon the entry by the Joining Commitment Party into a Joinder Agreement in accordance with the foregoing, the Company shall update (x) Schedule IA hereto to reflect the Joining Commitment Parties’ Unsecured Backstop Commitment Percentage and/or Schedule IB hereto to reflect the Joining Commitment Parties’ Secured Backstop Commitment Percentage, as applicable, with a corresponding decrease pro rata in the Unsecured Backstop Commitment Percentages and/or Secured Backstop Commitment Percentages, as applicable, of the Initial Commitment Parties party hereto as of the date of entry into the Joinder Agreement, and such updates shall not constitute an amendment to this Commitment Letter. The Company shall provide a copy of any such Joinder Agreement and any updates to Schedules IA and IB hereto to counsel to the Commitment Parties promptly, and in any event within one (1) Business Day following the entry into a Joinder Agreement.

The “Maximum Backstop Commitment Percentage” of any Joining Commitment Party shall be equal to the quotient, expressed as a percentage, of the Allowed LINN Second Lien Notes Claims or Allowed LINN Unsecured Notes Claims, as applicable, held by the Joining Commitment Party divided by the aggregate amount of all Allowed LINN Second Lien Notes Claims or Allowed LINN Unsecured Notes Claims outstanding, respectively.

7. Transfer and Assignment; Third Party Beneficiaries.

Commitment Parties shall not be entitled to transfer, directly or indirectly, all or any portion of their Backstop Commitments except as expressly provided in this Section 7. Each Commitment Party shall have the right to transfer, directly or indirectly, all or any portion of its Backstop Commitment to (i) any investment fund the primary investment advisor to which is such Commitment Party or an affiliate thereof (an “Affiliated Fund”) or (ii) one or more special purpose vehicles that are wholly owned by one or more of such Commitment Party and its Affiliated Funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, provided, that such Commitment Party either (A) shall have provided an adequate equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment in form and substance reasonably acceptable to the Debtors or (B) shall remain obligated to fund such Backstop Commitment; provided, further that such special purpose vehicle shall not be related to or affiliated with any portfolio company of such Commitment Party or any of its affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Commitment Party) and the equity of such special purpose vehicle shall not be directly or indirectly transferable other than to such entities described in clauses (i) or (ii) above, and in

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such manner as such Commitment Party’s Backstop Commitment is transferable pursuant to this paragraph (each of the entities referred to in clauses (i) and (ii) above, an “Ultimate Purchaser”). In each case of a Commitment Party’s transfer of all or any portion of its Backstop Commitment pursuant to this paragraph, (1) the Ultimate Purchaser shall have provided a written agreement to the Debtors and counsel to the Commitment Parties under which it (x) confirms that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (y) agrees to purchase such portion of such Commitment Party’s Backstop Commitment and (z) agrees to be fully bound by, and subject to, this Commitment Letter as a Commitment Party hereto, and (2) the transferring Commitment Party and the Ultimate Purchaser shall have duly executed and delivered to the Debtors written notice of such transfer; provided, however, that no such transfer shall relieve the transferring Commitment Party from any of its obligations under this Commitment Letter. Notwithstanding anything to the contrary, the terms “Initial Commitment Party” and “Initial Commitment Parties” shall include any Ultimate Purchaser pursuant to the provisions of this paragraph.

In addition to transfers pursuant to the preceding paragraph, each Commitment Party shall have the right to transfer, directly or indirectly, all or any portion of its Backstop Commitment to any other entity; provided, that (i) with respect any such transfer of a Backstop Commitment to a single transferee, the amount of such Backstop Commitment, as compared to the aggregate Backstop Commitment of all Commitment Parties (the “Aggregate Backstop Commitment Percentage”) is no less than 0.2%, or all of the Backstop Commitment of such Commitment Party or the Backstop Commitment of any fund or account on behalf of which such Commitment Party is acting if such Commitment Party, fund or account holds a Backstop Commitment representing less than 0.2% of the Aggregate Backstop Commitment Percentage of all Commitment Parties (ii) with respect to any transferee that is not a Commitment Party, such transferee agrees, pursuant to a Joinder Agreement, to be bound by the obligations of such Commitment Party under this Commitment Letter, and each of such Commitment Party, such transferee and the Company shall have duly executed and delivered to each other a copy of such Joinder Agreement, and (iii) with respect to any transferee that is a Commitment Party, such transferee and the transferring Commitment Party shall have duly executed and delivered to the Debtors written notice of such transfer in form and substance reasonably acceptable to the Debtors, and the Debtors shall have delivered countersigned copies of such notice to such transferee and the transferring Commitment Party and to counsel to the Commitment Parties, and provided, further, that (except with respect to a transfer to an Initial Commitment Party) (i) either the Debtors, acting in good faith, shall have determined, in their reasonable discretion after due inquiry and investigation, that the proposed transferee is reasonably capable of fulfilling such obligations, or, (ii) absent such a determination, the proposed transferee shall have deposited with an agent of the Debtors or into an escrow account under arrangements satisfactory to the Debtors funds sufficient, in the reasonable determination of the Debtors, to satisfy such proposed transferee’s Backstop Commitment. Upon compliance with this paragraph, the transferring Commitment Party shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Commitment Letter that occurs prior to such transfer) under this Commitment Letter to the extent of such transferred rights and obligations, and the transferee shall be fully bound as a Commitment Party hereunder for all purposes of this Commitment Letter. Any transfer made in violation of this paragraph shall be deemed null and

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void ab initio and of no force or effect, regardless of any prior notice provided to the Debtors or any Commitment Party, and shall not create any obligation or liability of any Debtor or any other Commitment Party to the purported transferee. Upon the effectiveness of any transfer of all or a portion of a Backstop Commitment pursuant to this Section 7, the Company shall update Schedule IA and/or Schedule IB hereto, as applicable, to reflect such transfer, and such updates shall not constitute an amendment to this Commitment Letter. The Company shall provide a copy of any such transfer notice, Joinder Agreement or other agreement entered into in connection with any transfers pursuant to this Section 7, together with any updates to Schedules IA and/or IB hereto, to counsel to the Commitment Parties promptly, and in any event within one (1) Business Day following receipt by the Company of any such agreement or notice or the date of any such update, as applicable.

Except as provided in this Section 7, neither this Commitment Letter nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the Company and the Requisite Commitment Parties, which consent shall not be unreasonably withheld, conditioned or delayed, and any purported assignment in violation of this Section 7 shall be void ab initio.

Except as provided in Section 5 of this Commitment Letter with respect to the Indemnified Party, this Commitment Letter is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Commitment Letter.

8. Representations and Warranties.

(a) Each of the Initial Commitment Parties severally and not jointly represents and warrants to the Debtors as follows:

(i) Such Initial Commitment Party has been duly organized or formed, as applicable, and is validly existing in good standing under the applicable laws of its jurisdiction of organization or formation. Such Initial Commitment Party has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by such Initial Commitment Party and, assuming due and valid execution hereof by the Company, constitutes its valid and binding obligation, enforceable against such Initial Commitment Party in accordance with its terms. Such Initial Commitment Party has, and will have on the dates its Commitments hereunder are required to be performed, sufficient funds available to purchase its Commitments hereunder on the terms contemplated by this Commitment Letter and the Term Sheet and to consummate the other transactions contemplated by this Commitment Letter and the Term Sheet.

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(b) The Company represents and warrants to the Initial Commitment Parties as follows:

(i) The Company has been duly organized and is validly existing as a limited liability company in good standing under the applicable laws of the State of Delaware. The Company has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by the Company and, subject to entry of any required orders of the Bankruptcy Court, and assuming valid execution hereof by the Initial Commitment Parties, constitutes its valid and binding obligation, enforceable against the Company in accordance with its terms.

9. Confidentiality. Except as may be required by law or the Bankruptcy Court, the Company agrees to keep confidential and not provide or disclose any of (i) the Unsecured Backstop Commitment Percentages set forth in Schedule IA hereto or (ii) the Secured Backstop Commitment Percentages set forth in Schedule IB hereto, except in each case as provided herein.

10. Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Commitment Letter were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Commitment Letter or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Commitment Letter, no right or remedy described or provided in this Commitment Letter is intended to be exclusive or to preclude a party hereto from pursuing other rights and remedies to the extent available under this Commitment Letter, at law or in equity.

11. Governing Law; Jurisdiction.

This Commitment Letter shall be governed and construed in accordance with the laws of the State of New York without application of any choice of law provisions that would require the application of the laws of another jurisdiction. The parties hereto consent and agree that any action to enforce this Commitment Letter or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Commitment Letter and the agreements, instruments and documents contemplated hereby shall be brought exclusively in the Bankruptcy Court. The parties consent to and agree to the exclusive jurisdiction of the Bankruptcy Court. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of the Bankruptcy Court, (ii) such party and such party’s property is immune from any legal process issued by the Bankruptcy Court or (iii) any litigation or other proceeding commenced in the Bankruptcy Court is brought in an inconvenient forum.

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12. Amendments.

This Commitment Letter represents the final agreement and the entire understanding among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements and understandings of the parties. There are no unwritten oral agreements or understandings between the parties relating to the subject matter hereof. This Commitment Letter may only be modified, amended or supplemented as provided by the Term Sheet, or by an agreement signed by the Company and the Requisite Commitment Parties, provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) increase the amount of such Commitment Party’s Commitment, (ii) modify such Commitment Party’s Unsecured Backstop Commitment Percentage or Secured Backstop Commitment Percentage (other than as described herein pursuant to Section 6 and Section 7), (iii) increase the Discounted Backstop Price or the Purchase Price, or (iv) have a materially adverse and disproportionate effect on such Commitment Party; (b) the prior written consent of each Initial Commitment Party that is still a Commitment Party as of such date of amendment shall be required for any amendment to the definition of “Requisite Commitment Parties” or “Outside Date” herein; and (c) no amendment or modification of the rights or obligations of the Unsecured Commitment Parties or the Secured Commitment Parties or the terms of the Unsecured Rights Offering or the Secured Rights Offering as set forth hereunder may be made unless either (i) such amendments or modifications are applied to the rights or obligations of each of the Unsecured Commitments Parties and the Secured Commitment Parties mutatis mutandis or applied to the terms of the Unsecured Rights Offering and the Secured Rights Offering mutatis mutandis, as applicable or (ii) Unsecured Commitment Parties holding at least 66 2/3% of the aggregate Unsecured Backstop Commitment Percentage and Secured Commitment Parties holding at least 66 2/3% of the aggregate Secured Backstop Commitment Percentage consent to such amendment or modification. Notwithstanding the foregoing, the Schedule IA and IB hereto shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect changes in the composition of the Commitment Parties and Unsecured Backstop Commitment Percentages or Secured Backstop Commitment Percentages, as applicable, as a result of joinders and transfers permitted in accordance with the terms and conditions of this Commitment Letter.

13. Counterparts.

This Commitment Letter may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

14. No Fiduciary Duties.

Notwithstanding anything to the contrary herein, the entry into this Commitment Letter and the transactions contemplated hereby shall not create any fiduciary duties between and among the Commitment Parties or other duties or responsibilities to each other, the Debtors, or any Debtor’s creditors or other stakeholders.

[Signature Page Follows]

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Creditor signature pages redacted

AGREED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE:
LINN ENERGY, LLC, as Debtor

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Backstop Commitment Letter]

SCHEDULE IA – UNSECURED BACKSTOP COMMITMENTS

[Privileged and Confidential]

SCHEDULE IB – SECURED BACKSTOP COMMITMENTS

[Privileged and Confidential]

ANNEX A

FORM OF JOINDER AGREEMENT

This joinder agreement (the “Joinder Agreement”) to Backstop Commitment Letter dated October [•], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between the Debtors (as defined in the Agreement) and the Commitment Parties (as defined in the Agreement) is executed and delivered by                     (the “Joining Party”) as of             , 2016 (the “Joinder Date”). Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Commitment Party” for all purposes under the Agreement.

Representations and Warranties. The Joining Party hereby severally and not jointly makes the representations and warranties of the Initial Commitment Parties set forth in Section 8(a) of the Agreement to the Debtors as of the date of this Joinder Agreement.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without application of any choice of law provisions that would require the application of the laws of another jurisdiction.

[Signature pages follow.]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the Joinder Date.

JOINING PARTY

[COMMITMENT PARTY], by and on behalf of certain of its and its affiliates’ managed funds and/or accounts

By:
Name:
Title:

Holdings of Unsecured Notes:

Holdings of Secured Notes:

AGREED AND ACCEPTED AS OF THE
JOINDER DATE:

LINN ENERGY, LLC, as Debtor

By:
Name:
Title:

EXHIBIT A – TERM SHEET

EXECUTION COPY

LINN ENERGY, LLC

BACKSTOP TERM SHEET

This rights offering backstop term sheet (this “Term Sheet”) is not an offer or a solicitation with respect to any securities of Linn Energy, LLC or Newco (as defined in the RSA (as defined below)) or any of the Company’s subsidiaries or affiliates. Any such offer or solicitation shall comply with all applicable securities laws and/or provisions of title 11 of the United States Code (as amended, the “Bankruptcy Code”). This Term Sheet is being provided in connection with that certain Restructuring Support Agreement, dated as of October 7, 2016, by and among Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries (collectively, excluding Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and their direct and indirect subsidiaries, the “Company”), certain holders of claims pursuant to the Company’s Sixth Amended and Restated Credit Agreement dated April 24, 2013, and certain holders of notes issued by the Company (together with the restructuring term sheet and other exhibits attached thereto, the “Restructuring Support Agreement” or “RSA”), and sets forth certain principal terms and conditions of the rights offering and backstop transactions contemplated thereby.

Capitalized terms that are used and not otherwise defined herein shall have the meanings given to them in the Restructuring Support Agreement.

RIGHTS OFFERING

Term	Description
Rights Offering:

This Term Sheet describes (a) the proposed rights offering (the “Unsecured Rights Offering”) of a number of shares of common stock (the “Unsecured Rights Offering Shares”) in a newly-formed Delaware corporation (the “Issuer”) for an aggregate purchase price of $319,004,408 at a price per share to be determined using the Plan Value (as defined in the Restructuring Term Sheet (as defined below)) and applying a 20% discount thereto (the “Per Share Price”) and (b) the proposed rights offering (the “Secured Rights Offering” and together with the Unsecured Rights Offering, the “Rights Offerings”) of a number of shares of Issuer common stock (the “Secured Rights Offering Shares” and, together with the Unsecured Rights Offering Shares, the “Rights Offering Shares”), for an aggregate purchase price of $210,995,592 at a price per share equal to the Per Share Price. The aggregate number of Rights Offering Shares shall be reasonably acceptable to the Requisite Commitment Parties (as defined below). The Rights Offering will be conducted by the Company on behalf of the Issuer, which will be formed no more than one business day before the Effective Date, and the Plan (as defined below) will provide that the rights and obligations of the Company hereunder will vest in the Issuer on the Effective Date.

Notwithstanding anything contained herein, the Requisite Commitment Parties will have the right, at any time prior to the Disclosure Statement hearing, to elect to require that (a) the Issuer be organized as a Delaware limited liability company instead of a Delaware corporation, (b) the Issuer be formed and owned by the Debtors prior to the Effective Date, and/or (c) the Debtors use reasonably best efforts to either (i) cause Linn Energy, LLC’s registration under Section 12 of the Exchange Act to be terminated on the Effective Date or as promptly as practicable thereafter or (ii) cause the Issuer to be registered under Section 12 of the Exchange Act (as the “successor issuer” to Linn Energy, LLC or otherwise) on the Effective Date or as promptly as practicable thereafter; provided, however, that if the Debtors determine, in their reasonable discretion, that causing the Issuer to be formed and owned by the Debtors would lead to a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC), the Debtors shall not be required to form and/or own the Issuer; provided, further, however, that in a case where the Issuer is not formed or owned by the Debtors, the Requisite Commitment Parties may cause the Issuer to be formed by a non-Debtor, non-Commitment Party third party (provided that in the reasonable judgment of the Debtors such formation does not result in a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC)); provided, further, however, that for the avoidance of doubt, in all cases, the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering, including where the Issuer is not formed or owned by the Debtors (in which case the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering on the Issuer’s behalf), the Issuer shall not be owned by any of the Commitment Parties prior to the closing of the Unsecured Rights Offering and the Secured Rights Offering, the Issuer shall be a successor to the Debtor under the Plan and the Rights Offerings will be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, and the Issuer’s formation documents will provide that the Issuer’s initial board of directors will be constituted on the Effective Date pursuant to the Plan and will be the continuing directors and will adopt resolutions authorizing the Issuer to do all actions required to consummate the Unsecured Rights Offering, the Secured Rights Offering and the Plan.

The Issuer shall form a wholly-owned Delaware limited liability company that will be the issuer of EIP (as defined below) units; provided, however, that if the Issuer is organized as a Delaware limited liability company, the Issuer will be the issuer of the EIP.

The Secured Rights Offering shall be open to all holders of Allowed LINN Second Lien Notes Claims and the Unsecured Rights Offering shall be open to all holders of Allowed LINN Unsecured Notes Claims as of a record date, and shall be implemented in connection with a joint plan of reorganization to be filed for the Debtors in the Chapter 11 Cases (as may be amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement and otherwise reasonably satisfactory to the Requisite Commitment Parties, the “Plan”), which shall be substantially on the terms set forth in the restructuring term sheet attached as Exhibit A to the Restructuring Support Agreement (as amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement, the “Restructuring Term Sheet”).

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The issuance of the Subscription Rights (as defined below) and the issuance of Rights Offering Shares upon the exercise thereof shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Backstop Commitments:

Subject to the terms and conditions of the Backstop Commitment Letter, dated as of October 7, 2016 (the “Backstop Commitment Letter”):

(i)       in connection with the Unsecured Rights Offering, certain holders of Allowed LINN Unsecured Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees (as defined below), the “Initial Unsecured Commitment Parties” and, together with any Additional Commitment Parties (as defined below) under the Unsecured Rights Offering, the “Unsecured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Unsecured Rights Offering to purchase Unsecured Rights Offering Shares at the Per Share Price (the “Unsecured Subscription Rights” and such commitment, the “Unsecured Subscription Rights Commitment”), and (B) to purchase its Unsecured Backstop Commitment Percentage (as defined below) of any unsubscribed Unsecured Rights Offering Shares that are not purchased by the holders of Allowed LINN Unsecured Notes Claims that are not Unsecured Commitment Parties as part of the Unsecured Rights Offering at a price per share (the “Discounted Per Share Price”) to be determined using the Plan Value and applying a 25% discount thereto (which, for the avoidance of doubt, will result in a number of shares issued to the Unsecured Commitment Parties greater than the number of unsubscribed Unsecured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Unsecured Rights Offering Shares are to be sold) (the “Unsecured Backstop Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Unsecured Commitments”); and

(ii)      in connection with the Secured Rights Offering, certain holders of Allowed LINN Second Lien Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees, the “Initial Secured Commitment Parties” and, together with any Additional Commitment Parties under the Secured Rights Offering, the “Secured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Secured Rights Offering to purchase

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Secured Rights Offering Shares at the Per Share Price (the “Secured Subscription Rights” and, together with the Unsecured Subscription Rights, the “Subscription Rights” and such commitment, the “Secured Subscription Rights Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Subscription Rights Commitment”), and (B) to purchase its Secured Backstop Commitment Percentage (as defined below) of any unsubscribed Secured Rights Offering Shares that are not purchased by the holders of Allowed LINN Second Lien Notes Claims that are not Secured Commitment Parties as part of the Secured Rights Offering at the Discounted Per Share Price (which, for the avoidance of doubt, will result in a number of shares issued to the Secured Commitment Parties greater than the number of unsubscribed Secured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Secured Rights Offering Shares are to be sold) (the “Secured Backstop Commitment” and, together with the Secured Subscription Rights Commitment, the “Secured Commitments”).

The Secured Initial Commitment Parties, together with the Unsecured Initial Commitment Parties are referred to herein as the “Initial Commitment Parties”. The Secured Backstop Commitments, together with the Unsecured Backstop Commitments are referred to herein as the “Backstop Commitments”. The Secured Commitments, together with the Unsecured Commitments, are referred to herein as the “Commitments”.

The obligations of the Initial Commitment Parties under the Backstop Commitment Letter are subject to, among other things, the execution and delivery of the Backstop Commitment Agreement (as defined below) not later than ten (10) business days after execution of the Backstop Commitment Letter, provided that such date may be extended by an additional ten (10) business days with the prior written consent of the Requisite Commitment Parties and the Company.

Backstop Commitment Agreement:

The Commitment Parties and the Debtors shall, subject to the terms and conditions set forth in the Backstop Commitment Letter, enter into an agreement, consistent with this Term Sheet and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors, setting forth the terms and conditions of the Commitments (the “Backstop Commitment Agreement”).

“Commitment Parties” means the Secured Commitment Parties and the Unsecured Commitment Parties party to the Backstop Commitment Agreement from time to time.

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The amount of (i) each Unsecured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Unsecured Backstop Commitment Percentages”) set forth on Schedule 1A to the Backstop Commitment Agreement and (ii) each Secured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Secured Backstop Commitment Percentages” and, together with the Unsecured Backstop Commitment Percentages, the “Backstop Commitment Percentages”) set forth on Schedule 1B to the Backstop Commitment Agreement (together with Schedule 1A to the Backstop Commitment Agreement, the “Backstop Commitment Schedules”). The initial Backstop Commitment Schedules will reflect the respective Backstop Commitment Percentages set forth in the Backstop Commitment Letter as in effect at the time the Backstop Commitment Agreement becomes effective.

The initial Backstop Commitment Percentages of the Initial Commitment Parties will be as set forth in the Backstop Commitment Letter, and were derived from (a) with respect to the Secured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Second Lien Notes Claims held by each of the Initial Commitment Parties as of the date hereof and (b) with respect to the Unsecured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Unsecured Notes Claims held by each of the Initial Commitment Parties as of the date hereof. The Backstop Commitment Schedules, as applicable, (including the Backstop Commitment Percentages of the Commitment Parties) will be updated upon the joinder of Additional Commitment Parties (as defined below) or upon the transfer of any Backstop Commitments and in accordance with the Backstop Commitment Agreement. The Backstop Commitment Percentages of each Additional Commitment Party shall be determined by reference to (i) with respect to the Secured Backstop Commitment Percentage, the amount of its Allowed LINN Second Lien Notes Claims as a percentage of the total Allowed LINN Second Lien Notes Claims outstanding as of the date such Additional Commitment Party delivers its duly executed joinder to the Backstop Commitment Letter and Restructuring Support Agreement and (ii) with respect to the Unsecured Backstop Commitment Percentage, the amount of its Allowed LINN Unsecured Notes Claims as a percentage of the total Allowed LINN Unsecured Notes Claims outstanding as of such date.

The issuance of shares of common stock of the Issuer (the “Common Stock”) to the Commitment Parties in respect of the Backstop Commitments shall be exempt from the registration requirements of the securities laws pursuant to Section 4(a)(2) of the Securities Act, or another available exemption from registration.

Additional Commitment Parties:	In addition to the Initial Commitment Parties, other members of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders will have the opportunity to become Commitment Parties under the Backstop Commitment Letter as provided in the Backstop Commitment Letter.

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“Additional Commitment Parties” means, collectively, (i) each member of the Ad Hoc Group of Unsecured Noteholders and/or the Ad Hoc Group of Second Lien Noteholders, other than the Initial Commitment Parties, that becomes a Commitment Party under the Backstop Commitment Letter as provided above and (ii) each Person that is a transferee of all or any portion of a Commitment Party’s Backstop Commitment and becomes a Commitment Party under the Backstop Commitment Agreement.

Commitment Party Consent:

“Requisite Commitment Parties” means (a) members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Unsecured Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders and (b) members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Second Lien Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders, in the case of each of (a) and (b), voting as a separate class.

“Ad Hoc Group of Unsecured Noteholders” means that certain ad hoc group of holders of LINN Unsecured Notes represented by Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) and PJT Partners, or any of its members or their affiliates.

“Ad Hoc Group of Second Lien Noteholders” means that certain ad hoc group of holders of LINN Second Lien Notes represented by O’Melveny & Myers LLP (“O’Melveny”) and Intrepid Financial Partners, or any of its members or their affiliates.

“Steering Committee” means, as applicable, (a) the steering committee of the Ad Hoc Group of Unsecured Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-1 hereto and/or (b) the steering committee of the Ad Hoc Group of Second Lien Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-2 hereto.

Implementation of the Rights Offering:

The Debtors shall implement the Rights Offerings on behalf of the Issuer through customary subscription documentation and procedures that are in form and substance reasonably acceptable to the Debtors and the Requisite Commitment Parties.

The offering period for the Rights Offerings (the “Offering Period”) shall be reasonably acceptable to the Requisite Commitment Parties.

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The number of shares of Common Stock issued to the Commitment Parties pursuant to the Backstop Commitments (the “Backstop Shares”) will be determined by the rights agent (an agent appointed by the Debtors, and acceptable to the Requisite Commitment Parties, to administer the Rights Offerings) consistent with the terms of the Backstop Commitment Agreement.

Subscription Rights will be exercisable during the Offering Period by completing and returning to the rights agent the applicable subscription form and paying the Per Share Price by wire transfer of immediately available funds to an account designated by the rights agent prior to the expiration of the Offering Period, except that each Commitment Party (except to the extent it has previously been required to fund, and has funded, such amounts in accordance with the terms of the Backstop Commitment Letter or the Backstop Commitment Agreement) shall be permitted to fund its Per Share Price for its exercise of Subscription Rights, together with its Discounted Per Share Price to satisfy its Backstop Commitments, following receipt of written notice from the rights agent advising of the amounts to be funded, and such Commitment Parties may fund to the rights agent or an escrow account established pursuant to terms reasonably satisfactory to the Commitment Parties.

If the Rights Offerings are terminated for any reason, the funded amounts will be refunded to the applicable participant, without interest, as soon as practicable following termination of the Rights Offerings.

The exercise of a Subscription Right will be irrevocable unless the Rights Offerings are not consummated by the date on which the Backstop Commitment Agreement is terminated. There will be no oversubscription rights under the Rights Offerings.

Backstop Commitment Premium:

The Debtors will pay the Commitment Parties on the Effective Date a backstop premium equal to 4.0% of the $530 million committed amount (the “Backstop Commitment Premium”), of which 3.0% will be paid in cash and 1.0% in the form of Common Stock at the Discounted Per Share Price; provided, that to the extent the Backstop Commitment Agreement is terminated for any reason other than by the Company under clause (iv) of its termination rights below, the Debtors shall pay the Backstop Commitment Premium entirely in cash to the Commitment Parties promptly after the date of such termination.

The Backstop Commitment Premium shall be fully earned and nonrefundable as of the date of the BCA Approval Order (as defined below). All amounts payable to the Commitment Parties in their capacities as such for the Backstop Commitment Premium shall be paid pro rata based on the amount of their respective Backstop Commitments (as compared to the aggregate Backstop Commitment of all Commitment Parties) on the Effective Date (or, if applicable, on the date the Backstop Commitment Agreement is terminated).

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The Backstop Commitment Premium and the Expense Reimbursement (as defined below) shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code under the BCA Approval Order (as defined below). The issuance of the Backstop Commitment Premium payable in the form of Common Stock shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Expense Reimbursement:	In accordance with and subject to the BCA Approval Order (as defined below), the Debtors will pay all reasonably incurred and documented out-of-pocket fees and expenses of all of the attorneys, accountants, other professionals, advisors, and consultants incurred on behalf of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders (together, the “Ad Hoc Groups”), whether incurred directly by the relevant Noteholders or on behalf of the Noteholders through the Indenture Trustee, including, (i) in respect of the Ad Hoc Group of Unsecured Noteholders, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and PJT Partners Inc., and (ii) in respect of the Ad Hoc Group of Second Lien Noteholders, the fees and expenses of O’Melveny & Myers LLP, Porter Hedges LLP, Intrepid Financial Partners, L.L.C., and W.D. Von Gonten & Co. (such payment obligations, the “Expense Reimbursement”). Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court. The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid as promptly as reasonably practicable after such date. Thereafter, the Expense Reimbursement shall be payable by the Debtors on a monthly basis. If the RSA or the Backstop Commitment Agreement is terminated for any reason (other than in connection with an Individual Termination Event), the Debtors will no longer be obligated to pay the Expense Reimbursement in respect of any fees incurred after the date of such termination.

Registration Rights:

Each Commitment Party (including their affiliates who hold Common Stock) and each other Noteholder that receives 10% or more of the shares of Common Stock issued under the Plan and/or the Rights Offerings or cannot sell its shares under Rule 144 under the Securities Act without volume or manner of sale restrictions (collectively, the “Registration Rights Agreement Parties”) shall be entitled to customary registration rights with respect to such Common Stock, pursuant to a registration rights agreement to be entered into, as of the Effective Date, by Newco and the Registration Rights Agreement Parties (the “Registration Rights Agreement”).

The Registration Rights Agreement will provide customary piggy-back and demand registration rights to the Registration Rights Agreement Parties (including, without limitation, rights regarding “shelf” registrations and underwritten offerings).

The Registration Rights Agreement shall be in substantially the form to be filed with the Plan Supplement, provided that such form is in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties.

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Transferability of Backstop Commitment:

A Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to (i) its affiliated investment funds or (ii) any special purpose vehicle that is wholly-owned by such Commitment Party or its affiliated investment funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, and with respect to which the Commitment Party either (x) has provided an equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment in form and substance reasonably acceptable to the Company or (y) otherwise remains fully obligated to fund the applicable Backstop Commitment until the consummation of the Plan; provided further, however, that any such special purpose vehicle shall not be related to or affiliated with any portfolio company of such Commitment Party or any of its affiliates or affiliated funds (other than solely by virtue of its affiliation with a Commitment Party), and the sale of the equity of such special purpose vehicle shall be subject to the same transferability restrictions set forth herein (any such transferee, a “Related Transferee”).

Additionally, a Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to any other person provided that written notice thereof is provided to the Company, Milbank and O’Melveny, and (a) for any transfer of a Backstop Commitment to a single transferee, the amount of such Backstop Commitment, as compared to the aggregate Backstop Commitment of all Commitment Parties (the “Aggregate Backstop Commitment Percentage”) is no less than 0.2%, or all of the Backstop Commitment of such Commitment Party or the Backstop Commitment of any fund or account on behalf of which such Commitment Party is acting if such Commitment Party, fund or account holds a Backstop Commitment representing less than 0.2% of the Aggregate Backstop Commitment Percentage of all Commitment Parties, (b) for any transferee that is not a Commitment Party, such transferee executes a joinder to the Backstop Commitment Agreement (a copy of which is provided to Milbank and O’Melveny), and (c) for any transferee that is not an Initial Commitment Party, either (i) the Debtor acting in good faith determines that such transferee is reasonably capable of fulfilling such obligations or (ii) absent such a determination, such transferee will be required to deposit with the rights agent or, pursuant to escrow arrangements satisfactory to the Debtors, an amount of funds sufficient, in the reasonable determination of the Debtors, to satisfy its obligations under the Backstop Commitment Agreement.

Failure to Fund Backstop Commitment:	The Backstop Commitment Agreement shall provide that the Commitment Parties agree that any Commitment Party that fails to timely fund its Backstop Commitment (a “Defaulting Commitment Party”) will be liable for the consequences of its breach and that the parties to the Backstop Commitment Agreement can enforce rights of damages and/or specific performance upon the failure to timely fund by the Defaulting Commitment Party.

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Debtors’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Debtors, including:

•       Corporate organization, qualification and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Equity capitalization [of Linn Energy, LLC’s direct and indirect subsidiaries];[1]

•       [The status of the Common Stock issued in the Rights Offerings and pursuant to the Backstop Commitment Agreement as duly and validly authorized and issued, and fully paid and non-assessable][2];

•       No conflicts with respect to organizational documents;

•       Since December 31, 2015, the Company has filed all required reports, schedules, forms and statements and other documents (including exhibits and other information incorporated therein) (collectively, the “Company SEC Documents”) with the SEC. No Company SEC Document that has been filed prior to the date of such representation, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of such representation, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

•       No Material Adverse Effect since December 31, 2015;

•       No material undisclosed relationships with directors, officers or 5% shareholders;

•       No unlawful payments, and compliance with money laundering and sanctions laws;

•       Investment Company Act;

[1]	Include bracketed language if Issuer is not formed and controlled by the Debtors prior to the Effective Date.
[2]	To be included if Issuer is formed and controlled by the Debtors prior to the Effective Date.

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•       As of the time of the execution and delivery by the initial parties thereto of the Backstop Commitment Agreement, the Company is not pursuing, or in discussions or negotiations regarding, any solicitation, offer, or proposal from any Person concerning any actual or proposed Alternative Transaction (as defined below) and, as applicable, has terminated any existing discussions or negotiations regarding any actual or proposed Alternative Transaction; and

•       No broker’s fees.

•       Subject to Material Adverse Effect qualification (provided, that none of the foregoing representations will be subject to such a qualification):

•    Consents and approvals (other than Bankruptcy Court approval);

•    No conflicts (other than with respect to organizational documents);

•    Compliance with laws;

•    Legal proceedings;

•    Labor relations disputes or violations;

•    Rights to intellectual property and no claims of infringement related thereto;

•    Material contracts, including validity, enforceability and status thereof;

•    Real and personal property, including validity of title and absence of liens;

•    Status of real property leases and compliance with obligations thereunder;

•    Compliance with environmental laws and absence of certain environmental liabilities; and

•    Licenses and permits, including possession and status thereof;

•    Tax matters including compliance with tax laws, timely filing and accuracy of tax returns and absence of claims, waivers, extensions and examinations;

•    Compliance with ERISA and other representations related to employee benefit plans, compensation and benefit arrangements and employment matters;

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•    Maintenance of a system of internal control over financial reporting, and disclosure controls and procedures; and

•    Insurance coverage, status of policies and payment of premiums.

None of the representations and warranties set forth above will survive the Effective Date.

Commitment Parties’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Commitment Parties, to be provided severally and not jointly, including:

•       Corporate organization and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Acknowledgement of no registration under the Securities Act;

•       Acquiring Backstop Shares, if any, for investment purposes, and not with a view to distribution in violation of the Securities Act;

•       No consents or approvals (subject to Material Adverse Effect qualification);

•       No conflicts (subject to Material Adverse Effect qualification, other than representation regarding organizational documents);

•       Accredited investor or qualified institutional buyer;

•       Independent investment decision; and

•       Sufficient funds.

None of the representations and warranties set forth above will survive the Effective Date.

Interim Operating Covenant:	Prior to and through the Effective Date, except as set forth in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan, or with the written consent of the Requisite Commitment Parties, the Company (x) shall, and shall cause its subsidiaries to, carry on their businesses in the

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ordinary course and use their commercially reasonable efforts to preserve intact their current material business organizations, and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its subsidiaries and make any required filing with the Securities and Exchange Commission within the time periods required under the Exchange Act, and (y) shall not, and shall not permit its subsidiaries to, enter into any transactions (including any transactions with, or investment in, Linn Acquisition Company, LLC, Berry Petroleum Company, LLC or any of their direct or indirect subsidiaries) which are material to the Company, other than transactions in the ordinary course of business that are consistent with prior business practices or in accordance with the parameters described in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Debtors and will require the prior written consent of the Requisite Commitment Parties (unless otherwise contemplated by the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan): (a) any amendment, modification, termination, waiver, supplement, restatement or other change to any material contract (definition to be reasonably agreed) or any assumption of any material contract, (b) entry into, or any amendment, modification, termination, waiver, supplement, restatement or other change to any employment agreement to which any of the Debtors is a party, (c) any (i) termination by the Debtors without cause or (ii) reduction in title or responsibilities, in each case, of the individuals who are as of the date of the Backstop Commitment Agreement the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of Linn Energy, LLC and (d) the adoption or amendment of any management incentive or equity plan by any of the Debtors, except for the EIP (as defined below). Following a request by the Debtors for consent with respect to any operational matter that requires Requisite Commitment Party consent pursuant to this “Interim Operating Covenants” section, if the consent of the Requisite Commitment Parties is not obtained or declined within five (5) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Effectiveness of Backstop Commitment Agreement:	The Backstop Commitment Agreement and the respective Commitments thereunder shall become effective upon execution and delivery of the Backstop Commitment Agreement by the Company and each Commitment Party; provided that, the Commitments shall be subject to the Conditions Precedent below.

Hedging Program	The Company will consult with the Requisite Commitment Parties in its implementation of its hedging program; provided, that the Company will obtain the written consent (not to be unreasonably withheld) of the Requisite Commitment Parties prior to its implementation of hedging transactions that

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are not consistent with the Final Order Authorizing the Debtors to Enter Into and Perform Under Postpetition Hedging Arrangements entered by the Bankruptcy Court on August 16, 2016. Following a request by the Company for such consent with respect to the implementation of hedging transactions, if the consent of the Requisite Commitment Parties is not obtained or declined within three (3) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Definitive Forms

The definitive forms of the documents contemplated by the Backstop Commitment Agreement, including the documents contemplated by the employee incentive plan term sheet attached hereto as Exhibit A (the “EIP”), in each case, substantially on the terms and conditions set forth on such term sheet or otherwise in accordance with the Backstop Commitment Agreement, will be substantially agreed to by (and will be reasonably acceptable to) the Company and the Requisite Commitment Parties and filed by the date on which the motion (the “Backstop Agreement Motion”) to be filed by the Debtors seeking approval of the BCA Approval Order (as defined below) is heard by the Bankruptcy Court and the Company and the Requisite Commitment Parties will enter into a letter agreement (the “Pre-Hearing Letter Agreement”) prior to such date acknowledging their agreement to such definitive forms.

On or before the Effective Date, the Company, on the one hand, and the Commitment Parties, on the other hand, will each deliver to the other, copies of the final documents contemplated by the Pre-Hearing Letter Agreement, executed by such party to the extent applicable.

Conditions Precedent:

The Commitments and the Debtors’ obligations to consummate the transactions contemplated in connection therewith will be subject to customary conditions precedent (the “Conditions Precedent”), including:

Conditions Precedent to the Commitments and the Debtors’ obligations:

(i)       the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, approving a disclosure statement with respect to the Plan and approving the procedures with respect to the Rights Offerings and the solicitation with respect to the Plan which are in form and substance reasonably acceptable to the Requisite Commitment Parties (the “Solicitation Order”);

(ii)      the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, confirming the Plan (the “Confirmation Order”) and no order staying the Confirmation Order shall be in effect;

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(iii)     the Effective Date shall have occurred in accordance with the terms and conditions set forth in the Plan and in the Confirmation Order;

(iv)     any applicable HSR waiting period shall have expired and all other regulatory consents and notices shall have been obtained or filed;

(v)      the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, authorizing the Company (on behalf of itself and the other Debtors) to execute and deliver the Backstop Commitment Agreement, including the authorization of the Backstop Commitment Premium and Expense Reimbursement and the indemnification provisions contained in the Backstop Commitment Agreement, and providing that the Backstop Commitment Premium, Expense Reimbursement and indemnification obligations shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in the Backstop Commitment Agreement without further order of the Bankruptcy Court (the “BCA Approval Order”);

(vi)     no law or order shall have been issued or become effective that prohibits the implementation of the Plan or the transactions contemplated by the Backstop Commitment Agreement;

(vii)    the exit facility shall have become effective and shall otherwise be in form and substance substantially in accordance with the Exit Facility Term Sheet attached to the Restructuring Support Agreement (the “Exit Facility”); and

(viii)  the Company and the Requisite Commitment Parties shall have entered into the Pre-Hearing Letter Agreement.

Conditions Precedent only to the Commitments:

(i)       the Registration Rights Agreement shall have been executed and shall be effective by its terms; and the Backstop Commitment Agreement shall have been executed and shall be effective by its terms;

(ii)      the Debtors shall have paid all Expense Reimbursements pursuant to, and in accordance with, the Backstop Commitment Agreement;

(iii)     the Debtors shall have substantially complied with the terms of the Plan (as amended or supplemented from time to time) on or prior to the Effective Date;

(iv)     the Rights Offerings shall have been conducted in accordance with the Solicitation Order and the Backstop Commitment Agreement;

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(vi)     there has been no Material Adverse Effect that is continuing;

(vii)    the assumption or rejection and/or amendment of certain material contracts and the liability of the Debtors with respect to such contracts shall be reasonably satisfactory to the Requisite Commitment Parties;

(viii)  no LINN Second Lien Notes Claim is wholly or partially Allowed as a Secured Claim by the Bankruptcy Court (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

(ix)     the truth and accuracy of the Debtors’ representations and warranties, the Debtors’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications), and delivery of an officer’s certificate to such effect and certifying that there is no Material Adverse Effect that is continuing; and

(x)      the receipt of the Funding Notice (to be defined in the Backstop Commitment Agreement) by the Backstop Commitment Parties.

Conditions Precedent only to the Debtors’ obligations:

(i)     the truth and accuracy of the Commitment Parties’ representations and warranties, the Commitment Parties’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications).

Termination of the Backstop Commitment Agreement:

Upon the occurrence of a Termination Event (as defined below), all of the Commitment Parties’ and Debtors’ obligations under the Backstop Commitment Agreement and the Restructuring Support Agreement shall automatically terminate. Upon termination, the Debtors shall have no ongoing obligations or liabilities under the Backstop Commitment Agreement, except for the Debtors’ indemnification obligations; provided that such termination shall not relieve a party of liability for any pre-termination breach, or (subject to entry of the BCA Approval Order) relieve the Debtors of any obligations with respect to the Backstop Commitment Premium (to the extent payable pursuant to the terms hereof) and/or the Expense Reimbursement.

A “Termination Event” shall include the occurrence of any of the following:

Termination by the Requisite Commitment Parties (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on March 1, 2017 (as may be extended pursuant to the following proviso, the “Outside Date”); provided, that the Outside Date may be waived or extended (but not beyond 5:00 p.m., New York City time on May 1, 2017) with the prior written consent of the Requisite Commitment Parties;

(ii)      the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

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(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Requisite Commitment Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Debtors (to the extent not otherwise cured or waived in accordance with the terms thereof);

(v)      the Debtors have materially breached their obligations not to seek, solicit or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Debtors, other than the transactions contemplated by the Restructuring Support Agreement (an “Alternative Transaction”) or the Bankruptcy Court approves or authorizes an Alternative Transaction or the Debtors enter into any agreement providing for the consummation of an Alternate Transaction;

(vi)     the material and adverse (to the Commitment Parties) amendment or modification, or the filing by the Debtors of a pleading seeking authority to such amendment or modification, of the Restructuring Support Agreement, the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, or any of the Definitive Documents, without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties or the public announcement by the Debtors of the intention to do any of the foregoing;

(vii)    any LINN Second Lien Notes Claim is wholly or partially allowed as a Secured Claim by the Bankruptcy Court or under the Plan (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

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(viii)  any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(ix)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties; or

(x)      the Company has not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Termination by Company (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on the Outside Date;

(ii)      the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Company’s acquiescence or prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Commitment Parties (to the extent not otherwise cured or waived in accordance with the terms thereof);

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(v)      any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the acquiescence or consent (not to be unreasonably withheld, conditioned or delayed) of the Company (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vi)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vii)    solely if the Bankruptcy Court has entered the BCA Approval Order but has not yet entered the Confirmation Order, the board of directors of Linn Energy, LLC determines that continued performance under the Backstop Commitment Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law (as reasonably determined by such entity in good faith after consultation with outside legal counsel and based on the advice of such counsel); or

(viii)  the Requisite Commitment Parties have not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Specific Performance	Each of the Debtors and the Commitment Parties agree that irreparable damage would occur if any provision of the Backstop Commitment Agreement were not performed in accordance with the terms thereof and that each of the parties thereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of the Backstop Commitment Agreement or to enforce specifically the performance of the terms and provisions thereof and hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in the Backstop Commitment Agreement or herein, no right or remedy described or provided in the Backstop Commitment Agreement or herein is intended to be exclusive or to preclude a party thereto from pursuing other rights and remedies to the extent available under the Backstop Commitment Agreement, herein, at law or in equity.

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Exhibit A

Management Incentive Plan

[Attached]

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FINAL VERSION

LINN ENERGY, INC.

EMPLOYEE INCENTIVE PLAN

The following term sheet (this “Term Sheet”) summarizes the principal terms of an Employee Incentive Plan (the “Plan”) to be sponsored by Linn Energy, Inc. (the “Company”)1 and its subsidiaries (collectively, the “Company Group”) and of grants to be made at Emergence (which has the same meaning as “Effective Date” in that certain Restructuring Support Agreement, dated as of October [    ], 2016) under the Plan to management employees of the Company Group (each, an “Employee”), including executive employees (each, an “Executive”), as set forth on Appendix A attached hereto.

Overview:

Corporate Structure. Effective as of the date on which the Emergence occurs (the “Emergence Date”), the Company will be the top holding company and will form a subsidiary limited liability company (“Linn LLC”) that will directly or indirectly own 100% of the Company’s assets.

Incentive Equity Pool. There will be reserved, exclusively for management employees, a pool of equity (such reserve, the “EIP Pool”) having a value equal to: (i) 8% of the equity value of the Company Group as of the Emergence Date[2] (the “Company Group Emergence Value”) as follows: (A) 2.5% of the Company Group Emergence Value in the form of restricted stock units (“RSUs”) to be issued at Emergence, (B) 1.5% of the Company Group Emergence Value in the form of profits interests that will vest based on time and performance[3] (with the performance conditions satisfied once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Discounted Company Group Emergence Value4), all of which will be issued at Emergence (the “Base Profits Interests”), and (C) the remaining 4% of the Company Group Emergence Value in a form of equity-based award as determined by the board of directors of the company (the “Board”), taking into account the then prevailing practices of publicly traded E&P companies (the “Other Awards”), and (ii) an additional 2.0% of the Company Group Emergence Value, which will be issued as of the Emergence Date in the form of profits interests that vest once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Company Group Emergence Value (the “Appreciation Profits Interests”). The precise amount of equity and number of shares to be reserved will be determined in a manner consistent with the intended effect of this Term Sheet.

[1]	NTD: The corporate form of the top holding company to be determined.
[2]	NTD: For purposes of this Term Sheet, the equity value of the Company Group as of the Emergence Date is the same as the Plan of Reorganization equity value.
[3]	NTD: For purposes of determining whether performance goals have been met, the valuation of the Company Class A Stock will be based on the 30-day weighted average price after the applicable vesting date.
[4]	NTD: The “Discounted Company Group Emergence Value” is equal to the rights offering equity value.

FINAL VERSION

Form of Awards.

•       Awards under the Plan (“Awards”) will consist of grants of RSUs, profits interests, and Other Awards.

•       Each RSU will consist of Class A common stock issued by the Company (the “Company Class A Stock”) (i.e., an RSU grant representing 1% of the Company Group Emergence Value will consist of 1% of the Company Class A Stock outstanding as of the Emergence Date5).

•       Each Award of profits interests will consist of Class I Units having a threshold value equal to the Company Group Emergence Value, with a first-dollar priority catchup as described in Appendix I. The Class I Units will have the other terms and conditions set forth on Appendix I.

Emergence Grants. 100% of the RSUs, 100% of the Base Profits Interests and 100% of the Appreciation Profits Interests will be granted as of the Emergence Date, in accordance with this Term Sheet and the allocations set forth on Appendix A and as soon as administratively feasible following the Emergence Date, but in any event not later than 60 days after the Emergence Date (“Emergence Grants”).

Future Grants. The Remaining EIP Pool (as defined below) will be fully granted within the 36-month period following the Emergence Date, as determined by the Board in a manner consistent with the then prevailing practices of publicly traded E&P companies. For this purpose, the “Remaining EIP Pool” means the portion of the EIP Pool that does not constitute Emergence Grants and subsequent grants that have been forfeited before vesting.

Final Grants. The Company will allocate the Remaining EIP Pool on a fully-vested basis to actively employed Employees (pro-rata based upon each such Employee’s relative incentive equity Awards) upon a change in control of the Company (a “Change in Control”) (such Awards, the “Final Grants”).

Vesting:

Normal Vesting. Subject to an Employee’s continued employment through each applicable vesting date, Emergence Grants will vest 25% on the Emergence Date and 25% on each of the first three (3) anniversaries of the Emergence Date.

Accelerated Vesting Upon Termination Without Cause, for Good Reason or Due to Death or Disability. If an Employee is terminated without Cause or terminates for Good Reason or due to his or her death or disability (any such termination, a “Qualifying Termination”), the Employee will become vested in an additional tranche of the Employee’s unvested Awards,[6] as if the Employee’s employment continued for one additional year following the Qualifying Termination date; provided that with respect to certain Executives listed on Schedule [    ], accelerated vesting will be governed in accordance with such Executive’s employment agreement.

[5]	NTD: Determined on a fully diluted basis, assuming conversion of all convertible securities and full allocation of the EIP Pool.
[6]	NTD: For the avoidance of doubt, this includes the RSUs, Base Profits Interests, Appreciation Profits Interests and Other Awards; provided that the Appreciation Profits Interests only vest to the extent the performance condition is satisfied (i) at the time of the Qualifying Termination, or (ii) within (x) 6 months following the applicable Qualifying Termination, if the Qualifying Termination occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the applicable Qualifying Termination, if the Qualifying Termination occurs after the first anniversary of the Emergence Date.

FINAL VERSION

Accelerated Vesting Upon a Change in Control. Upon a Change in Control, 100% of an Employee’s unvested Awards will accelerate and vest, subject to the Employee’s continued employment through consummation of the Change in Control.

Restrictive Covenants:	Award agreements will contain restrictive covenants no more restrictive than those set forth in a particular Executive’s employment agreement, if any.

Employment Agreements:	The Company will enter into (i) an employment agreement with Mark E. Ellis in the form attached hereto as Appendix B and (ii) employment agreements with each of David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells in the form attached hereto as Appendix C.[7] For the avoidance of doubt, the reorganization of the Company will not constitute a Change in Control under the employment agreements.

Definitions:	Terms used in this Term Sheet that are defined in an Executive’s employment agreement shall have the meaning set forth therein, and for Employees without employment agreements, the “good reason” and “cause” definitions will be the same as those set forth in the severance plan in effect on the date hereof.

Taxes:

•       To the extent the Company (or its successor) is not publicly traded at the time of settlement, Employees may satisfy taxes required to be withheld upon exercise/settlement through net share settlement.

•       The Company will make mandatory tax distributions to holders of Awards with respect to any taxable income allocated to such Awards.

Company Repurchase Rights:

•       The Company shall have the right to repurchase, upon an Employee’s termination of employment and for Fair Market Value, the Awards and any shares of Company Class A Stock acquired in settlement of the RSUs. The repurchase right will expire on the seven-month anniversary of the Employee’s termination of employment. The repurchase price must be paid in cash; provided, however, that in the event payment of all or any portion of the repurchase price would violate applicable law or any bona fide third party credit agreements, such portion of the repurchase price, plus market interest at the then prevailing prime rate, will be paid as soon as reasonably practicable following the date that no such prohibitions or restrictions apply, but in any event within two years. Notwithstanding the foregoing, the Company’s right to repurchase the RSUS and the Company Class A Stock acquired in settlement of the RSUs shall expire when Company Class A Stock becomes publicly traded.

[7]	NTD: The Section 409A gross-up for Mr. Ellis and the Section 280G gross-up for Messrs. Ellis, Rottino and Walker will be removed in exchange for increasing each Executive’s normal cash severance to 2x the sum of (i) base salary, plus (ii) target bonus.

FINAL VERSION

•       “Fair Market Value” means the fair market value of the applicable security as of the Employee’s termination of employment, as determined by the Board in good faith and without applying any discounts for minority interest, illiquidity or other similar factors.

•       If the Employee does not agree with the Board’s determination of Fair Market Value, the Employee may obtain an independent valuation. The independent valuation shall be performed by a mutually agreed upon independent third party, with Executive bearing the entire cost if the independent valuation is within 7.5% of the Board’s valuation and the Company bearing the entire cost otherwise.

Drag & Tag Rights:

•       Each Employee shall be subject to customary drag-along rights on sales of more than 50% of the outstanding Company Class A Stock and to lock-up restrictions in connection with an initial public offering, in each case, on terms pari passu with other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       Each Employee shall have the same preemptive rights as other shareholders.

•       Each Employee shall have the same customary tag-along rights on sales as other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       The drag and tag rights will cease once the Company Class A Stock is publicly traded.

Final Documentation:	The final documentation related to Emergence Grants and the Final Grants (including the Stockholders Agreement) shall not contain any material restrictions, limitations or additional obligations that are not set forth in this Term Sheet or in an Executive’s existing employment agreement.

FINAL VERSION

Appendix B

Form of Employment Agreement for Mark E. Ellis

[Attached.]

FINAL VERSION

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

[                     ], 2016

This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on January 1, 2010 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and MARK E. ELLIS (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the President and Chief Executive Officer. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to him by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of his full working time to the business and affairs of the Company and Linn Energy, will use his best efforts to promote the Company’s and Linn Energy’s interests and will perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of his obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform his duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $900,000 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to him in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at 115% of his Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as his annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

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3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon his death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

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(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of his duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from his receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

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5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate his employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for his termination hereunder.

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

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5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of his death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to his estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

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(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of his Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee his Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of his Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of his Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated [    ]) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive his Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or

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programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates his employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of his employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(d), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates his employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

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(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to two times the sum of (A) Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations. Following such period, the Company shall permit the Employee (including his spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

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(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

(b) Change of Control Benefits. Subject to the provisions of Section 6.4(d), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to three times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the same COBRA Coverage described in Section 6.4(a)(iii), except that the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be 18 months instead of six months. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

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The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote

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generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]1

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination

[1]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

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Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to him, the Employee will not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no

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portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with his employment by the Company he will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to him) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of his duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or

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otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for his own benefit or profit or allow any person, entity or third party, other than the Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or his agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods,

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processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of his duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in his own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

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(b) Non-Compete Obligations After Termination Date. The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

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7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for his own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries in direct competition with the Company.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

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7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

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(c) Forfeiture by Company. In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, then Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof, including the Prior Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for

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resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at his last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

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To the Company:

[

]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which he is a party or is otherwise bound, and (c) this Agreement is his valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that he has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]

By:
Name:
Title:

EMPLOYEE

Mark E. Ellis

For the limited purposes set forth herein:

[LINN ENERGY, INC.]

By:
Name:
Title:

[Signature Page to Second Amended & Restated Employment Agreement]

FINAL VERSION

Appendix C

Form of Employment Agreement for

David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells

[Attached.]

FINAL VERSION

[SECOND AMENDED AND RESTATED][THIRD AMENDED AND RESTATED]

EMPLOYMENT AGREEMENT

[                 ], 2016

[This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on April 26, 2011 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and ARDEN L. WALKER, JR. (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Third Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that Second Amended and Restated Employment Agreement dated December 17, 2008 (the “Prior Agreement”) and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and DAVID B. ROTTINO (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Employment Agreement (“Agreement”) is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and [THOMAS E. EMMONS][JAMIN MCNEIL][CANDICE J. WELLS] (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the

[Title]1. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to the Employee by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of the Employee’s full working time to the business and affairs of the Company and Linn Energy, will use the Employee’s best efforts to promote the Company’s and Linn Energy’s interests and will perform the Employee’s duties and responsibilities faithfully, diligently and to the best of the Employee’s ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of the Employee’s obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform the Employee’s duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

[1]	NTD: (1) Rottino: Executive Vice President and Chief Financial Officer; (2) Walker: Executive Vice President and Chief Operating Officer; (3) Emmons: Senior Vice President, Corporate Services; (4) McNeil: Senior Vice President, Houston Division Operations; (5) Wells: Senior Vice President, General Counsel and Corporate Secretary.

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $[            ]2 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to the Employee in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at [            ]3% of the Employee’s Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as the Employee’s annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for

[2]	NTD: (1) Rottino: $500,000; (2) Walker: $500,000; (3) Emmons: $375,000; (4) McNeil: $400,000; (5) Wells: $375,000.
[3]	NTD: (1) Rottino: 100%; (2) Walker: 100%; (3) Emmons: 75%; (4) McNeil: 75%; (5) Wells: 75%.

which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon the Employee’s death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of the Employee’s duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from the Employee’s receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate the Employee’s employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for the Employee’s termination hereunder.

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of the Employee’s death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to the Employee’s estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of the Employee’s Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee such Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of the Employee’s Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of the Employee’s Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated []) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive the Employee’s Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates the Employee’s employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of the Employee’s employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(d), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates the Employee’s employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to [one and a half][two]4 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

[4]	NTD: (1) Rottino/Walker: two; (2) Emmons/McNeil/Wells: one and a half.

(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for [18 months][the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations].5 Following such period, the Company shall permit the Employee (including the Employee’s spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case, for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

[5]	NTD: (1) Rottino/Walker: maximum duration; (2) Emmons/McNeil/Wells: 18 months.

(b) Change of Control Benefits. Subject to the provisions of Section 6.4(d), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to [two][two and a half]6 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) [the Deemed Full Year Bonus Amount][the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control]7, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the COBRA Coverage described in Section 6.4(a)(iii) for a period of 18 months, and the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be the same. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

[6]	NTD: (1) Walker/Rottino: two and a half; (2) Emmons/McNeil/Wells: two.
[7]	NTD: (1) Walker/Rottino: Highest Bonus; (2) Emmons/McNeil/Wells: Deemed Full Year Bonus Amount.

(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]8

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to the Employee, the Employee will

[8]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement and fails to cure such failure within 60 days of receiving written notice from the Employee.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with the Employee’s employment by the Company the Employee will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to the Employee) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of the Employee’s duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for the Employee’s own benefit or profit or allow any person, entity or third party, other than the

Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or the Employee’s agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of the Employee’s employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of the Employee’s duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in the Employee’s own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of the Employee’s controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

(b) Non-Compete Obligations After Termination Date.9 The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

[9]	NTD: Sections 7.3(b) and 7.3(c) do not apply to Messrs. Rottino and Emmons and Ms. Wells.

7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for the Employee’s own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

(c) In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, and fails to cure such failure within 60 days of receiving written notice from the Employee, then the Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof[, including the Prior Agreement]10; provided, however, that if there is a conflict between any of the terms in this Agreement and the terms in any award agreement between the Company and the Employee pursuant to any long-term incentive plan, the terms of this Agreement shall govern. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

[10]	NTD: Only for Messrs. Rottino and Walker.

8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at the Employee’s last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

To the Company:

[

                                  ]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) the Employee has full power, authority and capacity to execute and deliver this Agreement, and to perform the Employee’s obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which the Employee is a party or is otherwise bound, and (c) this Agreement is the Employee’s valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that the Employee has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]
By:
Name:
Title:
EMPLOYEE
[Executive Name]
For the limited purposes set forth herein:
[LINN ENERGY, INC.]
By:
Name:
Title:

[Signature Page to Employment Agreement]

FINAL VERSION

Appendix I

Additional Terms Applicable to Class I Units

1. Waterfall. Linn LLC will have a waterfall consistent with the following: (i) an amount equal to the Company Group Emergence Value will first be allocated/distributed to holders of equity other than Class I Units (“Other Equity Holders”); (ii) an amount equal to the Aggregate Priority Catchup (as defined below) will be allocated/distributed to holders of Class I Units (“Class I Unit Holders”); and (iii) residual amounts will be allocated/distributed to Other Equity Holders and Class I Unit Holders relative their respective aggregate distribution percentages (i.e., 96.5% to Other Equity Holders and 3.5% to Class I Units Holders, if all Class I Units are issued and outstanding). For this purpose, the “Aggregate Priority Catchup” is equal to the amount distributed to Other Equity Holders pursuant to clause (i), divided by the aggregate distribution percentage applicable to Other Equity Holders.

2. Optional Conversion. Class I Unit Holders may elect to convert such Class I Units on a value-for-value basis at any time. If such Class I Units are unvested at the time of conversion, the property received in exchange shall be subject to the same vesting conditions as applicable to the Class I Units, including that any applicable performance condition has been satisfied. Converting holders may elect to receive Company Class A Stock having a fair market value (based on the closing value of the Company Class A Stock on the day before conversion) equal to the liquidation value of the Class I Units. All Company Class A Stock issued to an Employee shall be registered and freely transferable. Notwithstanding the foregoing, a Class I Unitholder must convert any Class I Units (i) before the second anniversary of any Qualifying Termination or (ii) within 180 days of any other termination of employment.

Exhibit B-1

Steering Committee of Ad Hoc Unsecured Noteholders

CCP Credit Acquisition Holdings, L.L.C.

Fir Tree Inc.

Marathon Asset Management, LP

Nomura Corporate Research and Asset Management, Inc.

P. Schoenfeld Asset Management, LP

York Capital Management Global Advisors, LLC

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